Exhibit 99.1

Sarepta Therapeutics Reports Preliminary* Fourth Quarter and Full-Year 2023 Net Product Revenue

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Preliminary total net product revenue is expected to total $1.145 billion for full-year 2023
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Preliminary ELEVIDYS net product revenue is expected to be $131.3 million for the fourth quarter and $200.4 million for full-year 2023, significantly exceeding consensus
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Preliminary RNA-based PMO net product revenue for the fourth quarter and full-year of 2023 are expected to total $234.3 million and $945.0 million, respectively, exceeding 2023 full-year guidance of $925 million
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Preliminary year-end 2023 cash, cash equivalents, restricted cash and investments balance of approximately $1.7 billion

CAMBRIDGE, Mass., Jan. 8, 2024 -- Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today reported preliminary* fourth quarter and full-year 2023 net product revenue and cash on hand as of December 31, 2023 as part of its presentation today at the 42nd Annual J.P. Morgan Healthcare Conference in San Francisco, Calif.

Financial Update* (preliminary and unaudited):

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Fourth quarter and full-year 2023 net product revenue for ELEVIDYS is expected to be approximately $131.3 million and $200.4 million, respectively. Sarepta’s expected net product revenue does not include collaboration revenue.
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Fourth quarter and full-year 2023 net product revenue for Sarepta’s RNA-based PMOs are expected to be approximately $234.3 million and $945.0 million, respectively. Sarepta’s expected net product revenue does not include collaboration revenue.
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As of December 31, 2023, the Company had preliminary cash, cash equivalents, restricted cash and investments of approximately $1.7 billion.

“2023 was a consequential year for Sarepta and the patients we serve, highlighted by the approval, launch and performance of ELEVIDYS, the first gene therapy to treat Duchenne, and the continued performance of our PMOs, EXONDYS, VYONDYS, and AMONDYS,” said Doug Ingram, president and chief executive officer, Sarepta Therapeutics. “Our preliminary financial results, totaling over $1.145 billion in net product revenue, including over $200 million in the first two quarters alone for ELEVIDYS, reflect our team’s ability to execute and deliver on our commitment to patients.”

*These preliminary selected financial results are unaudited and subject to adjustment. Sarepta will report its final and complete fourth quarter and full-year 2023 financial results in late February 2024. The

Company has not completed its financial closing procedures for the quarter or year-ended December 31, 2023 and its actual results could be materially different from these preliminary financial results.

About ELEVIDYS (delandistrogene moxeparvovec-rokl)

ELEVIDYS (delandistrogene moxeparvovec-rokl) is a single-dose, adeno-associated virus (AAV)-based gene transfer therapy for intravenous infusion designed to address the underlying genetic cause of Duchenne muscular dystrophy (DMD) – mutations or changes in the dystrophin gene that result in the lack of dystrophin protein – through the delivery of a shortened transgene that codes for the targeted production of ELEVIDYS micro-dystrophin in skeletal muscle. ELEVIDYS is a one-time infusion indicated for the treatment of ambulatory pediatric patients aged 4 through 5 years with Duchenne muscular dystrophy with a confirmed mutation in the DMD gene and is approved under accelerated approval based on expression of ELEVIDYS micro-dystrophin in skeletal muscle observed in patients treated with ELEVIDYS. Continued approval for this indication may be contingent upon verification of a clinical benefit in confirmatory trials. ELEVIDYS has met the full statutory standards for safety and effectiveness and as such is not considered investigational or experimental.

In addition to EMBARK, Study SRP-9001-301, which serves as the postmarketing confirmatory study, ELEVIDYS has been evaluated in three clinical studies: SRP-9001-101, SRP-9001-102 and SRP-9001-103. Accelerated approval was primarily based on data from SRP-9001-102 and SRP-9001-103.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATION:

ELEVIDYS is contraindicated in patients with any deletion in exon 8 and/or exon 9 in the DMD gene.

WARNINGS AND PRECAUTIONS:

Acute Serious Liver Injury:

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Acute serious liver injury has been observed with ELEVIDYS. Administration of ELEVIDYS may result in elevations of liver enzymes (e.g., GGT, GLDH, ALT, AST) or total bilirubin, typically seen within 8 weeks.
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Patients with preexisting liver impairment, chronic hepatic condition, or acute liver disease (e.g., acute hepatic viral infection) may be at higher risk of acute serious liver injury. Postpone ELEVIDYS administration in patients with acute liver disease until resolved or controlled.
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Prior to ELEVIDYS administration, perform liver enzyme test and monitor liver function (clinical exam, GGT, and total bilirubin) weekly for the first 3 months following ELEVIDYS infusion. Continue monitoring if clinically indicated, until results are unremarkable (normal clinical exam, GGT and total bilirubin levels return to near baseline levels).
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Systemic corticosteroid treatment is recommended for patients before and after ELEVIDYS infusion. Adjust corticosteroid regimen when indicated. If acute serious liver injury is suspected, a consultation with a specialist is recommended.

Immune-mediated Myositis:

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In clinical trials, immune-mediated myositis has been observed approximately 1 month following ELEVIDYS infusion in patients with deletion mutations involving exon 8 and/or exon 9 in the DMD gene. Symptoms of severe muscle weakness including dysphagia, dyspnea and hypophonia were observed.
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Limited data are available for ELEVIDYS treatment in patients with mutations in the DMD gene between exons 1 to 17 and exons 59 to 71. Patients with deletions in these regions may be at risk for a severe immune-mediated myositis reaction.
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Advise patients to contact a physician immediately if they experience any unexplained increased muscle pain, tenderness, or weakness, including dysphagia, dyspnea or hypophonia as these may be symptoms of myositis. Consider additional immunomodulatory treatment (immunosuppressants [e.g., calcineurin-inhibitor] in addition to corticosteroids) based on patient’s clinical presentation and medical history if these symptoms occur.

Myocarditis:

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Acute serious myocarditis and troponin-I elevations have been observed following ELEVIDYS infusion in clinical trials.
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Monitor troponin-I before ELEVIDYS infusion and weekly for the first month following infusion and continue monitoring if clinically indicated. More frequent monitoring may be warranted in the presence of cardiac symptoms, such as chest pain or shortness of breath.
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Advise patients to contact a physician immediately if they experience cardiac symptoms.

Pre-existing Immunity against AAVrh74:

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In AAV-vector based gene therapies, preexisting anti-AAV antibodies may impede transgene expression at desired therapeutic levels. Following treatment with ELEVIDYS, all subjects developed anti-AAVrh74 antibodies.
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Perform baseline testing for the presence of anti-AAVrh74 total binding antibodies prior to ELEVIDYS administration.
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ELEVIDYS administration is not recommended in patients with elevated anti-AAVrh74 total binding antibody titers greater than or equal to 1:400.

Adverse Reactions:

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The most common adverse reactions (incidence ≥ 5%) reported in clinical studies were vomiting, nausea, liver function test increased, pyrexia, and thrombocytopenia.

For further information, please see the full Prescribing Information.

About EXONDYS 51

EXONDYS 51 (eteplirsen) uses Sarepta’s proprietary phosphorodiamidate morpholino oligomer (PMO) chemistry and exon-skipping technology to bind to exon 51 of dystrophin pre-mRNA, resulting in exclusion, or “skipping”, of this exon during mRNA processing in patients with genetic mutations that are amenable to exon 51 skipping. Exon skipping is intended to allow for production of an internally truncated dystrophin protein.

EXONDYS 51 is indicated for the treatment of Duchenne muscular dystrophy in patients who have a confirmed mutation of the dystrophin gene that is amenable to exon 51 skipping.

This indication is approved under accelerated approval based on an increase in dystrophin production in skeletal muscle observed in some patients treated with EXONDYS 51. Continued approval may be contingent upon verification of a clinical benefit in confirmatory trials.

EXONDYS 51 has met the full statutory standards for safety and effectiveness and as such is not considered investigational or experimental.

Important Safety Information About EXONDYS 51

Hypersensitivity reactions, bronchospasm, chest pain, cough, tachycardia, and urticaria have occurred in patients who were treated with EXONDYS 51. If a hypersensitivity reaction occurs, institute appropriate medical treatment and consider slowing the infusion or interrupting the EXONDYS 51 therapy.

Adverse reactions in Duchenne patients (N=8) treated with EXONDYS 51 30 mg or 50 mg/kg/week by intravenous (IV) infusion with an incidence of at least 25% more than placebo (N=4) (Study 1, 24 weeks) were (EXONDYS 51, placebo): balance disorder (38%, 0%), vomiting (38%, 0%) and contact dermatitis (25%, 0%). The most common adverse reactions were balance disorder and vomiting. Because of the small numbers of patients, these represent crude frequencies that may not reflect the frequencies observed in practice. The 50 mg/kg once weekly dosing regimen of EXONDYS 51 is not recommended.

The following adverse reactions have been identified during observational studies that were conducted as part of the clinical development program and continued post approval.

In open-label observational studies, 163 patients received at least one intravenous dose of EXONDYS 51, with doses ranging between 0.5 mg/kg (0.017 times the recommended dosage) and 50 mg/kg (1.7 times the recommended dosage). All patients were male and had genetically confirmed Duchenne muscular dystrophy. Age at study entry was 6 months to 19 years. Most (85%) patients were Caucasian.t

The most common adverse reactions from observational clinical studies (N=163) seen in greater than 10% of the study population were headache, cough, rash, and vomiting.

For further information, please see the full Prescribing Information.

About VYONDYS 53

VYONDYS 53 (golodirsen) uses Sarepta’s proprietary phosphorodiamidate morpholino oligomer (PMO) chemistry and exon-skipping technology to bind to exon 53 of dystrophin pre-mRNA, resulting in exclusion, or “skipping,” of this exon during mRNA processing in patients with genetic mutations that are amenable to exon 53 skipping. Exon skipping is intended to allow for production of an internally truncated dystrophin protein.

VYONDYS 53 is indicated for the treatment of Duchenne muscular dystrophy in patients who have a confirmed mutation of the dystrophin gene that is amenable to exon 53 skipping.

This indication is approved under accelerated approval based on an increase in dystrophin production in skeletal muscle observed in patients treated with VYONDYS 53. Continued approval may be contingent upon verification of a clinical benefit in confirmatory trials.

VYONDYS 53 has met the full statutory standards for safety and effectiveness and as such is not considered investigational or experimental.

Important Safety Information for VYONDYS 53

Hypersensitivity reactions, including rash, pyrexia, pruritus, urticaria, dermatitis, and skin exfoliation have occurred in VYONDYS 53-treated patients, some requiring treatment. If a hypersensitivity reaction occurs, institute appropriate medical treatment and consider slowing the infusion or interrupting the VYONDYS 53 therapy.

Kidney toxicity was observed in animals who received golodirsen. Although kidney toxicity was not observed in the clinical studies with VYONDYS 53, the clinical experience with VYONDYS 53 is limited, and kidney toxicity, including potentially fatal glomerulonephritis, has been observed after administration of some antisense oligonucleotides. Kidney function should be monitored in patients taking VYONDYS 53. Because of the effect of reduced skeletal muscle mass on creatinine measurements, creatinine may not be a reliable measure of kidney function in DMD patients. Serum cystatin C, urine dipstick, and urine protein-to-creatinine ratio should be measured before starting VYONDYS 53. Consider also measuring glomerular filtration rate using an exogenous filtration marker before starting VYONDYS 53. During treatment, monitor urine dipstick every month, and serum cystatin C and urine protein-to-creatinine ratio every three months. Only urine expected to be free of excreted VYONDYS 53 should be used for monitoring of urine protein. Urine obtained on the day of VYONDYS 53 infusion prior to the infusion, or urine obtained at least 48 hours after the most recent infusion, may be used. Alternatively, use a laboratory test that does not use the reagent pyrogallol red, as this reagent has the potential to cross react with any VYONDYS 53 that is excreted in the urine and thus lead to a false positive result for urine protein.

If a persistent increase in serum cystatin C or proteinuria is detected, refer to a pediatric nephrologist for further evaluation.

Adverse reactions observed in at least 20% of treated patients and greater than placebo were (VYONDYS 53, placebo): headache (41%, 10%), pyrexia (41%, 14%), fall (29%, 19%), abdominal pain (27%, 10%), nasopharyngitis (27%, 14%), cough (27%, 19%), vomiting (27%, 19%), and nausea (20%, 10%).

Other adverse reactions that occurred at a frequency greater than 5% of VYONDYS 53-treated patients and at a greater frequency than placebo were: administration site pain, back pain, pain, diarrhea, dizziness, ligament sprain, contusion, influenza, oropharyngeal pain, rhinitis, skin abrasion, ear infection, seasonal allergy, tachycardia, catheter site related reaction, constipation, and fracture.

For further information, please see the full Prescribing Information.

About AMONDYS 45

AMONDYS 45 (casimersen) uses Sarepta’s proprietary phosphorodiamidate morpholino oligomer (PMO) chemistry and exon-skipping technology to bind to exon 45 of dystrophin pre-mRNA, resulting in exclusion, or “skipping,” of this exon during mRNA processing in patients with genetic mutations that are amenable to exon 45 skipping. Exon skipping is intended to allow for production of an internally truncated dystrophin protein.

AMONDYS 45 is indicated for the treatment of Duchenne muscular dystrophy in patients who have a confirmed mutation of the dystrophin gene that is amenable to exon 45 skipping.

This indication is approved under accelerated approval based on an increase in dystrophin production in skeletal muscle observed in patients treated with AMONDYS 45. Continued approval may be contingent upon verification of a clinical benefit in confirmatory trials.

AMONDYS 45 has met the full statutory standards for safety and effectiveness and as such is not considered investigational or experimental.

Important Safety Information for AMONDYS 45

CONTRAINDICATION:

Known hypersensitivity to casimersen or any of the inactive ingredients. Instances of hypersensitivity including angioedema and anaphylaxis have occurred.

WARNINGS AND PRECAUTIONS

Hypersensitivity: Hypersensitivity reactions, including angioedema and anaphylaxis, have occurred in patients who were treated with AMONDYS 45. If a hypersensitivity reaction occurs, institute appropriate medical treatment, and consider slowing the infusion, interrupting, or discontinuing the AMONDYS 45 infusion and monitor until the condition resolves.

Kidney Toxicity: Kidney toxicity was observed in animals who received casimersen. Although kidney toxicity was not observed in the clinical studies with AMONDYS 45, kidney toxicity, including potentially fatal glomerulonephritis, has been observed after administration of some antisense oligonucleotides. Kidney function should be monitored in patients taking AMONDYS 45. Because of the effect of reduced skeletal muscle mass on creatinine measurements, creatinine may not be a reliable measure of kidney function in DMD patients. Serum cystatin C, urine dipstick, and urine protein-to-creatinine ratio should be measured before starting AMONDYS 45. Consider also measuring glomerular filtration rate using an exogenous filtration marker before starting AMONDYS 45. During treatment, monitor urine dipstick every month, and serum cystatin C and urine protein-to-creatinine ratio (UPCR) every three months. Only urine expected to be free of excreted AMONDYS 45 should be used for monitoring of urine protein. Urine obtained on the day of AMONDYS 45 infusion prior to the infusion, or urine obtained at least 48 hours after the most recent infusion, may be used. Alternatively, use a laboratory test that does not use the reagent pyrogallol red, as this reagent has the potential to cross react with any AMONDYS 45 that is excreted in the urine and thus lead to a false positive result for urine protein.

If a persistent increase in serum cystatin C or proteinuria is detected, refer to a pediatric nephrologist for further evaluation.

Adverse Reactions: Adverse reactions occurring in at least 20% of patients treated with AMONDYS 45 and at least 5% more frequently than in the placebo group were (AMONDYS 45, placebo): upper respiratory infections (65%, 55%), cough (33%, 26%), pyrexia (33%, 23%), headache (32%, 19%), arthralgia (21%, 10%), and oropharyngeal pain (21%, 7%).

Other adverse reactions that occurred in at least 10% of patients treated with AMONDYS 45 and at least 5% more frequently than in the placebo group were: ear pain, nausea, ear infection, post-traumatic pain, and dizziness and light-headedness.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold leadership positions in Duchenne muscular dystrophy (DMD) and limb-girdle muscular dystrophies (LGMDs), and we currently have more than 40 programs in various stages of development. Our vast pipeline is driven by our multi-platform Precision Genetic Medicine Engine in gene therapy, RNA and gene editing. For more information, please visit www.sarepta.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Internet Posting of Information

We routinely post information that may be important to investors in the 'For Investors' section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

This press release contains “forward-looking statements.” Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “anticipate,” “plan,” “expect,” “will,” “may,” “intend,” “prepare,” “look,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to our expected financial results.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: the estimates and judgments we make, or the assumptions on which we rely, in preparing our consolidated financial statements could prove inaccurate; our revenues and operating results could fluctuate significantly, which may adversely affect our stock price; and those risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 as well as other SEC filings made by the Company which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the SEC filings made by Sarepta. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

Source: Sarepta Therapeutics, Inc.

Investor Contact:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Media Contact:

Tracy Sorrentino, 617-301-8566

tsorrentino@sarepta.com